UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2026

Airbnb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39778	26-3051428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Brannan Street

San Francisco, California 94103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 510-4027

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ABNB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Notes Offering

On March 12, 2026, Airbnb, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Goldman Sachs & Co. LLC, and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) by the Company of $2.5 billion aggregate principal amount of senior notes, consisting of $850.0 million aggregate principal amount of its 4.400% Senior Notes due 2029 (the “2029 Notes”), $850.0 million aggregate principal amount of its 4.650% Senior Notes due 2031 (the “2031 Notes”), and $800.0 million aggregate principal amount of its 5.250% Senior Notes due 2036 (together with the 2029 Notes and the 2031 Notes, the “Notes”).

The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-275550), as supplemented by the Prospectus Supplement, dated March 12, 2026, relating to the Notes (together with the accompanying base prospectus, dated November 14, 2023, the “Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act on March 12, 2026.

Indenture

On March 16, 2026 (the “Closing Date”), the Company closed the Offering. The terms of the Notes are governed by an Indenture, dated as of the Closing Date (the “Base Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of the Closing Date (the “First Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee. As used in the following description, capitalized terms not otherwise defined herein will have the meanings assigned to them in the Indenture.

The 2029 Notes mature on March 16, 2029 and bear interest at a rate of 4.400% per annum, the 2031 Notes mature on March 16, 2031 and bear interest at a rate of 4.650% per annum, and the 2036 Notes mature on March 16, 2036 and bear interest at a rate of 5.250% per annum. The Notes are the Company’s general unsecured senior obligations.

Prior to the Par Call Date (as defined below), for a series of Notes, the Company may redeem such Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus (i) 10 basis points in the case of the 2029 Notes, (ii) 15 basis points in the case of the 2031 Notes, and (iii) 20 basis points in the case of the 2036 Notes, in each case, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the applicable Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date. “Par Call Date” as used in this paragraph shall mean (i) with respect to the 2029 Notes, February 16, 2029 (one month prior to the maturity date of the 2029 Notes), (ii) with respect to the 2031 Notes, February 16, 2031 (one month prior to the maturity date of the 2031 Notes) and (iii) with respect to the 2036 Notes, December 16, 2035 (three months prior to the maturity date of the 2036 Notes).

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture) with respect to a series of Notes, unless the Company has redeemed such series of Notes in full, has defeased the Notes or has satisfied and discharged the Notes, each holder of Notes of such series will have the right to require that the Company repurchase any and all of such holder’s Notes of such series at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, thereon, to, but excluding, the date of purchase.

The Indenture contains covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: (i) create liens on certain assets to secure debt; (ii) enter into certain sale and leaseback transactions; and (iii) in the case of the Company, consolidate with, merge into or sell, convey or lease all or substantially all of the Company’s assets to any other person, in each case as set forth in the Indenture. These covenants are, however, subject to a number of important limitations and exceptions.

The Indenture also contains customary event of default provisions including, among others, the following: (i) default in the payment of principal of, or premium, if any, on any such series of Notes when due and payable; (ii) default in the payment of any interest on any such series of Notes when it becomes due and payable, and continuance of that default for a period of 30 days; (iii) default in the performance or breach of any other covenant by the Company in the Indenture (other than a covenant that has been included in the Indenture solely for the benefit of a series of debt securities other than the Notes of such series), which default continues uncured for a period of 90 days; (iv) default in the payment of any other indebtedness or other default on any indebtedness, which default results in the acceleration of such indebtedness, in each case in excess of $250,000,000, and continuance of such default for a period of 30 days; and (v) certain events of bankruptcy, insolvency or reorganization of the Company, and continuance of such events for 60 days.

The above descriptions of the Underwriting Agreement, the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement, which is included as Exhibit 1.1 to this Current Report on Form 8-K, the Base Indenture, which is included as Exhibit 4.1 to this Current Report on Form 8-K, and the First Supplemental Indenture (including the Forms of Notes included therein), which is included as Exhibit 4.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference. The terms of the Notes are further described in the Prospectus under the caption “Description of Notes.”

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events

On March 16, 2026, the Company used net proceeds from the Offering to repay $2.0 billion aggregate principal amount of its 0% convertible senior notes due March 2026 upon their maturity.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of March 12, 2026, by and between the Company and BofA Securities, Inc., Goldman Sachs & Co. LLC, and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein

4.1	Base Indenture, dated as of March 16, 2026, by and between the Company and U.S. Bank Trust Company, National Association, as trustee

4.2	First Supplemental Indenture, dated as of March 16, 2026, by and between the Company and U.S. Bank Trust Company, National Association, as trustee

4.3	Form of 2029 Note (included in Exhibit 4.2)

4.4	Form of 2031 Note (included in Exhibit 4.2)

4.5	Form of 2036 Note (included in Exhibit 4.2)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (the Cover Page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBNB, INC.

Date: March 16, 2026	By:	/s/ ELINOR MERTZ
Elinor Mertz
Chief Financial Officer